Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information constituting part of Post-Effective Amendment No. 80 to the Registration Statement on Form N-1A of Fidelity Capital Trust: Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Technoquant® Growth Fund and Fidelity Value Fund of our reports dated December 8, 2000 on the financial statements and financial highlights included in the October 31, 2000 Annual Reports to Shareholders of Fidelity Capital Appreciation Fund, Fidelity Disciplined Equity Fund, Fidelity Technoquant® Growth Fund and Fidelity Value Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

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____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 19, 2000